PLEDGE  AND  ESCROW  AGREEMENT
                           ---------------------------

        THIS PLEDGE AND ESCROW AGREEMENT (the "Agreement") is made and entered into as of July 19, 2005 (the "Effective Date") by and among MACROCOM INVESTORS, LLC (the "Pledgee"), NETFABRIC HOLDINGS, INC., a corporation organized and existing under the laws of the State of Delaware (the "Pledgor"), and STEVEN
SISKIND,  ESQ.,  as  escrow  agent  ("Escrow  Agent").

                                    RECITALS:
                                    --------

        WHEREAS, in order to secure the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all of the Company's obligations (the "Obligations") to the Pledgee or any successor to the Pledgee under this Agreement and the Convertible Debentures (the "Convertible Debentures") issued or to be issued by the Company to the Pledgee, either now or in the future, up to a total of Five Hundred Thousand Dollars ($500,000) of principal, plus any interest, costs, fees, and other amounts owed to the Pledgee thereunder, (collectively, the "Transaction Documents"), the Pledgor has agreed to irrevocably pledge to the Pledgee Five Million (5,000,000) shares (the "Pledged Shares") of the Pledgor's common stock and issue certificates representing the Pledged Shares in the name of Pledgee.

        NOW, THEREFORE, in consideration of the mutual covenants, agreements, warranties, and representations herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                              TERMS  AND  CONDITIONS
                              --------------------

     1.  Pledge  and  Transfer  of  Pledged  Shares.

        1.1. The Pledgor hereby grants to Pledgee a security interest in all Pledged Shares as security for Pledgor's obligations under the Convertible Debentures. Simultaneously with the execution of the Transaction Documents, the Pledgee shall deliver to the Escrow Agent stock certificates representing the Pledged Shares, together with duly executed stock powers or other appropriate transfer documents executed in blank by the Pledgee (the "Transfer Documents"), and such stock certificates and Transfer Documents shall be held by the Escrow Agent until the full payment of all amounts due to the Pledgee under the Convertible Debenture and through repayment in accordance with the terms of the Convertible Debenture, or the termination or expiration of this Agreement.

     2. Rights Relating to Pledged Shares. Upon the occurrence of an Event of Default (as defined in the Convertible Debenture), the Pledgee shall be entitled to vote the Pledged Shares, to receive dividends and other distributions thereon, and to enjoy all other rights and privileges incident to the ownership of the Pledged Shares.

     3. Release of Pledged Shares from Pledge. Upon the payment of all amounts due to the Pledgee under the Convertible Debenture by repayment in accordance with the terms of the Convertible Debenture, the parties hereto shall notify the Escrow Agent to such effect in writing. Upon receipt of such written

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notice  for  payment  of  the  amounts  due to the Pledgee under the Convertible
Debenture, the Escrow Agent shall return to the Pledgor the Transfer Documents and the certificates representing the Pledged Shares, (collectively the "Pledged Materials"), whereupon any and all rights of Pledgee in the Pledged Materials shall be terminated. Notwithstanding anything to the contrary contained herein, upon full payment of all amounts due to the Pledgee under the Convertible Debenture, this Agreement and Pledgee's security interest and rights in and to the Pledged Shares shall terminate.

     4. Event of Default. An "Event of Default" shall be deemed to have occurred under this Agreement upon an Event of Default under the Convertible Debenture.

     5. Remedies. Upon and anytime after the occurrence of an Event of Default, the Pledgee shall have the right to provide written notice of such Event of Default (the "Default Notice") to the Escrow Agent, with a copy to the Pledgor. As soon as practicable after receipt of the Default Notice, the Escrow Agent shall deliver to Pledgee the Pledged Materials held by the Escrow Agent hereunder. Upon receipt of the Pledged Materials, the Pledgee shall have the right to sell the Pledged Shares and to apply the proceeds of such sales, net of any selling commissions, to the Obligations owed to the Pledgee by the Pledgor under the Transaction Documents, including, without limitation, outstanding principal, interest, legal fees, and any other amounts owed to the Pledgee. To the extent that the net proceeds received by the Pledgee are insufficient to satisfy the Obligations in full, the Pledgee shall be entitled to a deficiency judgment against the Pledgor for such amount. The Pledgee shall have the absolute right to sell or dispose of the Pledged Shares in any manner it sees fit and shall have no liability to the Pledgor or any other party for selling or disposing of such Pledged Shares even if other methods of sales or dispositions would or allegedly would result in greater proceeds than the method actually used.

      6.     Concerning  the  Escrow  Agent.

        6.1. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no implied duties or obligations shall be read into this Agreement against the Escrow Agent.

        6.2. The Escrow Agent may act in reliance upon any writing or instrument or signature which it, in good faith, believes to be genuine, may assume the validity and accuracy of any statement or assertion contained in such a writing or instrument, and may assume that any person purporting to give any writing, notice, advice or instructions in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form, manner, and execution, or validity of any instrument deposited in this escrow, nor as to the identity, authority, or right of any person executing the same; and its duties hereunder shall be limited to the safekeeping of such certificates, monies, instruments, or other document received by it as such escrow holder, and for the disposition of the same in accordance with the written instruments accepted by it in the escrow.

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        6.3.  Pledgee  and the Pledgor hereby agree, to defend and indemnify the
Escrow Agent and hold it harmless from any and all claims, liabilities, losses, actions, suits, or proceedings at law or in equity, or any other expenses, fees, or charges of any character or nature which it may incur or with which it may be threatened by reason of its acting as Escrow Agent under this Agreement; and in connection therewith, to indemnify the Escrow Agent against any and all expenses, including attorneys' fees and costs of defending any action, suit, or proceeding or resisting any claim (and any costs incurred by the Escrow Agent pursuant to Sections 6.4 or 6.5 hereof). The Escrow Agent shall be vested with a lien on all property deposited hereunder, for indemnification of attorneys' fees and court costs regarding any suit, proceeding or otherwise, or any other expenses, fees, or charges of any character or nature, which may be incurred by the Escrow Agent by reason of disputes arising between the makers of this escrow as to the correct interpretation of this Agreement and instructions given to the Escrow Agent hereunder, or otherwise, with the right of the Escrow Agent, regardless of the instructions aforesaid, to hold said property until and unless said additional expenses, fees, and charges shall be fully paid. Any fees and costs charged by the Escrow Agent for serving hereunder shall be paid by the Pledgor.

        6.4. If any of the parties shall be in disagreement about the interpretation of this Agreement, or about the rights and obligations, or the propriety of any action contemplated by the Escrow Agent hereunder, the Escrow Agent may, at its sole discretion deposit the Pledged Materials with the Clerk of the U.S District Court for the Southern District of New York, and, upon notifying all parties concerned of such action, all liability on the part of the Escrow Agent shall fully cease and terminate. The Escrow Agent shall be indemnified by the Pledgor, the Company and Pledgee for all costs, including reasonable attorneys' fees in connection with the aforesaid proceeding, and shall be fully protected in suspending all or a part of its activities under this Agreement until a final decision or other settlement in the proceeding is received.

        6.5. The Escrow Agent may consult with counsel of its own choice (and the costs of such counsel shall be paid by the Pledgor and Pledgee) and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. The Escrow Agent shall not be liable for any mistakes of fact or error of judgment, or for any actions or omissions of any kind, unless caused by its willful misconduct or gross negligence.

        6.6. The Escrow Agent may resign upon ten (10) days' written notice to the parties in this Agreement. If a successor Escrow Agent is not appointed within this ten (10) day period, the Escrow Agent may petition a court of competent jurisdiction to name a successor.

        6.7 Conflict Waiver. The Pledgor hereby acknowledges that the Escrow Agent is counsel to the Pledgee and counsel to the Pledgee in connection with the transactions contemplated and referred herein. The Pledgor agrees that in the event of any dispute arising in connection with this Agreement or otherwise in connection with any transaction or agreement contemplated and referred herein, the Escrow Agent shall be permitted to continue to represent the Pledgee and the Pledgor will not seek to disqualify such counsel and waives any objection Pledgor might have with respect to the Escrow Agent acting as the Escrow Agent pursuant to this Agreement.

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        6.8  Notices.  Unless  otherwise  provided herein, all demands, notices, consents, service of process, requests and other communications hereunder shall be in writing and shall be delivered in person or by overnight courier service, or mailed by certified mail, return receipt requested, addressed:


If  to  the  Pledgor,  to:     NetFabric  Holdings,  Inc.
                               67  Federal  Road,  Building  A
                               Suite  300
                               Brookfield,  CT  06804
                               Attention:  Jeff  Robinson
                               Telephone:  (203)  775-1178
                               Facsimile:  (270)  626-8366

With  a  copy  to:             Thelen  Reid  &  Priest  LLP
                               875  Third  Avenue
                               New  York,  NY  10022
                               Attention:  Robert  S.  Matlin,  Esq.
                               Telephone:  (212)  603.2215
                               Facsimile:  (212)  603.2001

If  to  the  Pledgee:          Macrocom  Investors,  LLC
                               1365  York  Avenue,  #  28B
                               New  York,  NY  10021
                               Attention:   Michael  Millon
                               Telephone:  (212)  717-1454
                               Facsimile:  (2120  717-1774

With  copy  to:                Steven  Siskind,  Esq.
                               645  5th  Avenue
                               Suite  403
                               New  York,  New  York  10022
                               Telephone:  (212)  750-2002
                               Facsimile:


Any such notice shall be effective (a) when delivered, if delivered by hand delivery or overnight courier service, or (b) five (5) days after deposit in the United States mail, as applicable.

        7. Binding Effect. All of the covenants and obligations contained herein shall be binding upon and shall inure to the benefit of the respective parties, their successors and assigns.

        8. Governing Law; Venue; Service of Process. The validity, interpretation and performance of this Agreement shall be determined in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly within that state except to the extent that Federal law applies. The parties hereto agree that any disputes, claims, disagreements,

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lawsuits,  actions  or  controversies  of  any  type  or nature whatsoever that, directly or indirectly, arise from or relate to this Agreement, including, without limitation, claims relating to the inducement, construction, performance or termination of this Agreement, shall be brought in the Supreme Court of the State of New York, New York County or U.S District Court for the Southern District of New York, and the parties hereto agree not to challenge the selection of that venue in any such proceeding for any reason, including, without limitation, on the grounds that such venue is an inconvenient forum. The parties hereto specifically agree that service of process may be made, and such service of process shall be effective if made, pursuant to Section 8 hereto.

        9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Pledge and Escrow Agreement as of the date first above written.


                        MACROCOM  INVESTORS,  LLC




                        By:    ______________________
                        Name:  Michael  Millon
                        Title:



                        NETFABRICS  HOLDINGS,  INC.



                        By:    ______________________
                        Name:  Jeff  Robinson
                        Title:  Chairman  and  Chief  Executive  Officer


                        ESCROW  AGENT


                        By:    ______________________
                        Name:  Steven  Siskind,  Esq.